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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported):  May 25, 2001


                        FIRST INTERSTATE BANCSYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          MONTANA                   33-64304               81-0331430
-------------------------------    -----------          -------------------
(State or other jurisdiction of    (Commission            (IRS Employer
 incorporation or organization)     File No.)           Identification No.)


                       401 NORTH 31ST STREET, BILLINGS, MT
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (406) 255-5390
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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     Item 1.    Not Applicable.

     Item 2.    Not Applicable.

     Item 3.    Not Applicable.

     Item 4.    Changes in Registrant's Certifying Accountant.

                Effective May 25, 2001, First Interstate BancSystem, Inc. and Subsidiaries (the "Company") informed its independent auditor, KPMG LLP, they were not reappointed as principal accountants. The Company's Board of Directors approved this action upon recommendation of the Company's Audit Committee.

                KPMG LLP's reports on the Company's consolidated financial statements as of and for the audit years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                In connection with the audits of the Company's consolidated financial statements for the two years ended December 31, 2000, and in the subsequent interim period through May 25, 2001, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report. A letter from KPMG LLP is attached as Exhibit 16.

     Item 5.    Not Applicable.

     Item 6.    Not Applicable.

     Item 7.    Financial Statements and Exhibits.

                (a)  Not Applicable.

                (b)  Not Applicable.

                (c)  Exhibits. The following exhibit is attached hereto.

                     Exhibit 16. Letter from KPMG LLP dated June 8, 2001.

     Item 8.    Not Applicable.

     Item 9.    Not Applicable.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2001

                                       FIRST INTERSTATE BANCSYSTEM, INC.


                                       By: /s/ THOMAS W. SCOTT
                                          --------------------------------------
                                           Thomas W. Scott
                                           Chief Executive Officer